ARTICLES SUPPLEMENTARY
OF
THE PRUDENTIAL SERIES FUND, INC.



APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND AUGUST 30, 1996 AT 8:47 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.



ORGANIZATION AND                    RECORDING                SPECIAL
CAPITALIZATION FEE PAID:            FEE PAID:                FEE PAID:

$______________________             $__20.00________         $_______________

                              _____________________
                                    D1484427

     IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.



THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA
751 BROAD STREET
NEWARK                  NJ 07102 3777

                                                              04703102794

                                                              A533420


     [SEAL]

RECORDED IN THE RECORDS OF THE
STATE DEPARTMENT OF ASSESSMENTS
AND TAXATION OF MARYLAND AND IN LIBER, FOLIO.

                        THE PRUDENTIAL SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION


     THE PRUDENTIAL SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o Prentice Hall Corporate Services, 2 Hopkins Plaza, 1300 Merchantile Bank and Trust Building, Baltimore, Maryland 21201 (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:


     FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on March 1, 1996, adopted a resolution redesignating classes of capital stock designated as Common Stock Portfolio Capital Stock, High Dividend Stock Portfolio Capital Stock, Global Equity Portfolio Capital Stock, Growth Stock Portfolio Capital Stock, Conservatively Managed Flexible Portfolio Capital Stock, Aggressively Managed Flexible Portfolio Capital Stock, Bond Portfolio Capital Stock and Government Securities Portfolio Capital Stock as hereinafter set forth:

           OLD DESIGNATION                                                    NEW DESIGNATION
           ---------------                                                    ---------------
Common Stock Portfolio Capital Stock                              Equity Portfolio Capital Stock
High Dividend Stock Portfolio Capital Stock                       Equity Income Portfolio Capital Stock
Global Equity Portfolio Capital Stock                             Global Portfolio Capital Stock
Growth Stock Portfolio Capital Stock                              Prudential Jennison Portfolio Capital Stock
Conservatively Managed Flexible Portfolio Capital Stock           Conservative Balanced Portfolio Capital Stock
Aggressively Managed Flexible Portfolio Capital Stock             Flexible Managed Portfolio Capital Stock
Bond Portfolio Capital Stock                                      Diversified Bond Portfolio Capital Stock
Government Securities Portfolio Capital Stock                     Government Income Portfolio Capital Stock


     SECOND: The Board of Directors of the Corporation, at a meeting duly convened and held on March 1, 1996, adopted a resolution classifying or reclassifying twenty five million (25,000,000) unissued shares of capital stock designated as Zero Coupon Bond - 1995 Portfolio Capital Stock and by allocating or reallocating such twenty five million shares so that the total number of shares of authorized capital stock of the Corporation shall be divided among the following classes of capital stock, each class comprising the number of shares and having the designations, preferences, rights, voting powers and such qualifications, limitations and restrictions as are hereinafter set forth:

                  CLASS                                        NUMBER OF SHARES
                  -----                                        ----------------
Money Market Portfolio Capital Stock                                225,000,000
Diversified Bond Portfolio Capital Stock                            200,000,000
Equity Portfolio Capital Stock                                      200,000,000
Flexible Managed Portfolio Capital Stock                            300,000,000
Conservative Balanced Portfolio Capital Stock                       300,000,000
Zero Coupon Bond-2000 Portfolio Capital Stock                        25,000,000
Zero Coupon Bond-2005 Portfolio Capital Stock                        50,000,000
High Yield Bond Portfolio Capital Stock                             100,000,000
Stock Index Portfolio Capital Stock                                 100,000,000
Equity Income Portfolio Capital Stock                               100,000,000
Natural Resources Portfolio Capital Stock                           100,000,000
Global Portfolio Capital Stock                                      100,000,000
Government Income Portfolio Capital Stock                           100,000,000
Prudential Jennison Portfolio Capital Stock                          50,000,000
Small Capitalization Stock Portfolio Capital Stock                   50,000,000


The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except that (1) when otherwise expressly required by the Maryland General Corporation Law of the Investment Company Act of 1940, as amended, shares shall be voted by individual class; (2) only shares of the respective portfolios are entitled to vote on matters concerning only that Portfolio; and (3) fundamental policies, as specified in the by-laws of the Corporation, may be changed, with respect to any Portfolio, if such change is approved by a majority (as defined under the Investment Company Act of 1940) of the capital stock of such Portfolio.

Each class of stock of the Corporation shall have the following powers preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

(1) The shares of each class, when issued, will be fully paid and nonassessable, have no preferences, preemptive, conversion, exchange, or similar rights, except as set forth in (2) below, and will be freely transferable.

(2) The consideration received by the Corporation for the sale of capital stock shall become part of the assets of the Portfolio to which the capital stock of the class relates. Each share of the capital stock of each class shall have a pro rata interest in the assets of the Portfolio to which the capital stock of that class relates and shall have no interest in the assets of any other Portfolio.

(3) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors.

(i) Dividends or distributions on shares of any class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such class.

(ii) Inasmuch as one goal of the Corporation is to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a class of shares has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other classes the amount to be deemed for distribution to the class or classes with the net capital gain may be reduced by the amount offset.

(4) The assets belonging to any class of stock shall be charged with the liabilities in respect to such class, and shall also be charged with their share of the general liabilities of the Corporation in proportion to the asset values of the respective classes. The determination of the Board of Directors shall be conclusive as to the amount of liabilities or the amount of any general assets of the Corporation, as to whether such liabilities or assets are allocable to one or more classes, and as to the allocation of such liabilities or assets to a given class or among several classes.

(5) With the approval of a majority of the stockholders of each of the affected classes of capital stock, the Board of Directors may transfer the assets of any Portfolio to any other Portfolio. Upon such a transfer, the Corporation shall issue shares of capital stock representing interests in the Portfolio to which the assets are transferred in exchange for all shares of capital stock representing interests in the Portfolio from which the assets were transferred. Such shares shall be exchanged at their respective net asset value.

     THIRD: The shares aforesaid have been duly classified or reclassified by the Board of Directors pursuant to authority and power contained in Article V of the Articles of Incorporation of the Corporation.

     IN WITNESS WHEREOF, THE PRUDENTIAL SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Assistant Secretary, on July 23, 1996.


                                 THE PRUDENTIAL SERIES FUND, INC.



                                 By: /s/ L. Edward Price
                                     -------------------
                                     Vice President




Attest:

/s/ Thomas C. Castano
---------------------
    Thomas Castano
    Secretary


     THE UNDERSIGNED, Vice President of THE PRUDENTIAL SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                    L. Edward Price
                                                    ---------------

State of Maryland                                          PARRIS N. GLENDENING
DEPARTMENT OF                    [SEAL]                          Governor
ASSESSMENTS AND TAXATION                                     RONALD W. WINEHOLT
                                                                 Director
Charter Division                                             PAUL B. ANDERSON
                                                               Adminstrator
--------------------------------------------------------------------------------

DOCUMENT CODE __16__      BUSINESS CODE ________       COUNTY ___74___

#D1484427    ___P.A.    ___Religious    ___Close    ___Stock    ___Nonstock

Merging                                   Surviving
(Transferor)__________________________    (Transferee)__________________________
______________________________________    ______________________________________
______________________________________    ______________________________________
______________________________________    ______________________________________

CODE   AMOUNT  FEE REMITTED
----   ------  ------------

10     ______  Expedited Fee              (New Name)____________________________
61     ______  Rec. Fee (Arts. of Inc.)   ______________________________________
20     ______  Organ. & Capitalization    ______________________________________
62     __20__  Rec. Fee (Amendment)
63     ______  Rec. Fee (Merger, Consol.)
64     ______  Rec. Fee (Transfer)        _____ Change of Name
66     ______  Rec. Fee (Revival)         _____ Change of Principal Office
65     ______  Rec. Fee (Dissolution)     _____ Change of Resident Agent
75     ______  Special Fee                _____ Change of Resident Agent
73     ______  Certificate of Conveyance        Address
               _______________________    _____ Resignation of Resident Agent
               _______________________    _____ Designation of Resident Agent
               _______________________          and Resident Agent's Address
21     ______  Recordation Tax            _____ Change of Business Code
22     ______  State Transfer Tax               ________________________________
23     ______  Local Transfer Tax         _____ Adoption of Assumed Name
70     ______  Change of P.O., R.A.             ________________________________
               or R.A.A.                        ________________________________
31     ______  _____Corp. Good Standing         ________________________________
600    ______                    Returns  __X__ Other Change(s)_Reclassifying___
------------------------------------------      _authorized stock_______________
52     ______  Foreign Qualification            ________________________________
NA     ______  Foreign Registration
51     ______  Foreign Name Registration        CODE____________________________
53     ______  Foreign Resolution               ATTENTION:______________________
54     ______  For. Supplement Cert.            ________________________________
56     ______  Penalty                          ________________________________
50     ______  Cert. of Qual. or Reg.
------------------------------------------      MAIL TO ADDRESS:________________
83     ______  Foreign Qualification            _The Prudential Insurance_______
84     ______  Amendment to Limited             _Company of America_____________
               Partnership                      _751 Broad St___________________
85     ______  Termination of Limited           _Newark,_NJ_07102-3777__________
80     ______  For. Limited Partnership
91     ______  Amend/Cancellation, For.         NOTE:
               Limited Part.                    -----
87     ______  Limited Part. Good Standing
------------------------------------------
67     ______  Cert. Limited Liability
               Partnership
68     ______  LLP Amendment - Domestic
69     ______  Foreign Limited Liability
               Partnership
74     ______  LLP Amendment - Foreign
------------------------------------------
99     ______  Art. of Organization (LLC)
98     ______  LLC Amend, Diss,
               Continuation
97     ______  LLC Cancellation.
96     ______  Registration Foreign LLC
94     ______  Foreign LLC Supplemental
92     ______  LLC Good Standing (Short)
------------------------------------------
13     ______  ______Certified Copy_______
__     ______  Other______________________

TOTAL              _____Credit Card
FEES   __20__
               __X__ Check  _____ Cash

_________ Documents on _______ Checks

APPROVED BY: ___[ILLEGIBLE]___

                            TELEPHONE (410) 767-1350
         Room 809 - 301 West Preston Street - Baltimore, Maryland 21201
              MRS (Maryland Relay Service) 1-800-735-2258 TT/Voice
                               FAX (410) 333-7097
                      web site: http:/www.dat.state.md.us

ARTICLES OF SUPPLEMENTARY
                 OF
THE PRUDENTIAL SERIES FUND, INC.



APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND AUGUST 30, 1996 AT 8:47 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                           -------------------------


ORGANIZATION AND               RECORDING                    SPECIAL
CAPITALIZATION FEE PAID:       FEE PAID:                    FEE PAID:

$_______________________       $___20.00_______________     $___________________


                                ---------------
                                    D1484427


IT  IS  HEREBY  CERTIFIED,  THAT  THE  WITHIN  INSTRUMENT,   TOGETHER  WITH  ALL
INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.


THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA
751 BROAD STREET
NEWARK              NJ 07102 3777

                                                             0470312794
                                                             A533420

[SEAL]                                  RECORDED IN THE RECORDS OF THE
                                        STATE DEPARTMENT OF ASSESSMENTS
                                        AND TAXATION OF MARYLAD IN LIBER, FOLIO.